Exhibit 99.1

View Announces Q2 2023 Earnings

Management forecasts to reach gross margin positive in Q3 2023

Term sheet executed with lead investor for up to $150 million secured debt facility

Q2 2023 Financial Highlights

•	Revenue Growth: Q2’23 revenue of $28 million grew 72% year-over-year compared to $16 million in Q2’22.

•	Gross Margin Improvement: Higher quality revenue, lower fixed costs, improved factory efficiencies, favorable mix, and product cost reductions all drove improving margins y/y:

•	Gross loss improved from ($23 million) in Q2’22 to ($14 million) in Q2’23.

•	Reduction in Operating Expenses: 2022 and 2023 cost reductions resulted in:

•	R&D expense declined by 54% y/y from Q2’22 to Q2’23.

•	SG&A expense declined by 42% y/y from Q2’22 to Q2’23.

•	Continued Progress to Profitability: Revenue growth, improving gross margins, and lower operating expense resulted in:

•	Loss from operations improved from ($85 million) in Q2’22 to ($52 million) in Q2’23.

•	Non-GAAP Adj. EBITDA improved from ($61 million) in Q2’22 to ($31 million) in Q2’23.

•	Cash Burn Reduction: Cash used in operations improved from ($82 million) in Q2’22 to ($47 million) in Q2’23.

Outlook and Key Announcements

•	Reaffirming 2023 Guidance and Revenue Growth: Management reaffirms full year 2023 revenue guidance of $125 million to $150 million, which, at the mid-point, implies 36% year-over-year revenue growth.

•	Forecasts to Reach Gross Margin Positive in Q3’23: Management expects to achieve gross margin positive in Q3’23, a key milestone on the Company’s path to profitability.

•

Liquidity & Financing: To address its short-term liquidity needs, the Company continues to pursue additional sources of capital, most recently executing a non-binding term sheet with a lead investor for up to $150 million secured debt facility. Management expects the $150 million in financing will enable the Company to achieve positive cash flow with its current strategy.

Milpitas, CA, August 10th, 2023: View, Inc. (Nasdaq: VIEW) (“View” or the “Company”), a leader in smart building platforms and technologies, today announced financial results for Q2 2023.

“We have been laser focused on achieving profitability, and our Q2 results demonstrate that we are making significant strides. We’re equally excited that we expect to achieve gross margin positive in Q3. This is a major financial milestone for the company,” said Dr. Rao Mulpuri, CEO of View.

“I am extremely proud of the View team for their dedication to our mission and perseverance in continuing to deliver results. In a full-stack, vertically integrated business like ours, achieving gross margin positive is a critical inflection point. With a culture of customer obsession, strong product value proposition, and plenty of headroom for capacity, we are best positioned to build the business to profitability and further growth.”

Q2 2023 Results

Q2 2023 revenue of $28 million represents a 72% year-over-year increase from Q2 2022. View has completed the pivot to multifamily residential, and the multifamily vertical now represents the majority of View’s project pipeline. Q2 2023 revenue growth was primarily driven by growth in the Company’s Smart Building Platform, which is fully operational and, importantly, helps customers achieve cost parity with the recently enacted Investment Tax Credit (ITC).

Q2 2023 cost of revenues of $42 million represents a 6% year-over-year increase from Q2 2022 and demonstrates continued leverage in the business model. Cost of revenues in the quarter benefited from lower structural fixed costs which were the result of actions taken by the Company earlier in the year and favorable product mix.

Research and Development (“R&D”) expenses of $10 million in Q2 2023 represent a decrease of 54% from the same period in 2022. The decrease in R&D expenses was primarily driven by cost savings initiatives combined with the completion of R&D projects following the roll out of our Gen4 IGU and network electronics.

Selling, General and Administrative (“SG&A”) expenses of $24 million in Q2 2023 represent a 42% y/y decrease from Q2 2022, primarily due to lower legal and accounting spending on outside services for costs related to the restatement that was completed in the first half of 2022, lower Stock-Based Compensation expense, and lower sales and marketing spend resulting from cost savings initiatives, including the Company’s enhanced go-to-market strategy.

Full Year 2023 Outlook

View reaffirms full year 2023 revenue guidance in the range of $125 million to $150 million, representing 36% year-over-year growth at the midpoint of the range.

As the Company continues to execute its enhanced go-to-market strategy and realize the benefits of cost reduction actions taken over the past year, View expects continued improvement of profitability metrics in 2H 2023, including achieving gross margin positive in Q3 2023.

Liquidity and Financing

As previously disclosed, the Company has taken steps to pursue greater efficiency and lower its structural costs, which in the aggregate have resulted in approximately $45 million in annualized combined fixed cost of sales and operating expense reductions. Cash, cash equivalents and short-term investments were $80 million as of June 30, 2023, compared to $130 million as of March 31, 2023. View believes that its cash, cash equivalents and short-term investments currently available will be sufficient to fund its anticipated operating costs and obligations into, but not beyond, September 2023. This projection is based on the Company’s current expectations regarding revenues, collections, cost structure, current cash burn rate and other operating assumptions.

To address its cash needs, the Company is actively seeking additional sources of capital and is currently in discussions with potential investors. Most recently, the Company executed a non-binding term sheet with a lead investor for up to a $150 million secured debt facility.

While the Company has raised sufficient capital to fund operations in the past, there can be no assurance that the necessary additional financing will be available on terms acceptable to the Company, or at all. As there can be no assurance that such financings will be available, the Company may execute other strategic alternatives to maximize stakeholder value, including further expense reductions, sale of all or portions of the business, corporate capital restructuring or formal reorganization, or liquidation of assets.

Conference Call and Webcast Details

View will host a conference call to discuss its financial results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Thursday, August 10th, 2023. A live webcast of the call can be accessed on View’s Investor Relations website at https://investors.view.com or through the webcast link below. An audio replay of the webcast will be available shortly after the call.

Title: View, Inc. Second Quarter 2023 Financial Results Conference Call

Date/Time: Thursday, August 10th, 2023, at 5:00 pm ET

Participant Dial-In: +1-877-524-8416 / +1-412-902-1028

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=s0Fo8c0T

Forward-Looking Statements

This press release and certain materials View files with the SEC, as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks, which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Financial Information; Non-GAAP Financial Measures

This press release contains certain financial information and data that was not prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP.

The Company presents these non-GAAP amounts because management believes they provide useful information to management and investors regarding certain financial and business trends relating to View’s financial condition and results of operations, and they assist management and investors in comparing the Company’s performance across reporting periods on a consistent basis. View’s management uses these non-GAAP measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. View believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends in and in comparing View’s financial measures with those of other similar companies, many of which present similar non-GAAP financial measures to investors. View’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.

However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore View’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations from GAAP to non-GAAP results are included in the financial statements contained in this release.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to outdoor conditions, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View’s products are installed in offices, apartments, airports, hotels, and educational facilities. For more information, please visit: www.view.com.

For further information:

View, Inc.

IR@View.com

VIEW, INC.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$28,034	$16,316	$46,382	$33,328
Cost of revenue	41,810	39,531	82,023	80,093

Gross loss	(13,776)	(23,215)	(35,641)	(46,765)
Operating expenses:
Research and development	9,714	20,908	22,655	40,603
Selling, general, and administrative	23,511	40,755	48,911	83,714
Impairment of note receivable	4,000	—	4,000	—
Restructuring costs	1,258	—	5,507	—

Total operating expenses	38,483	61,663	81,073	124,317

Loss from operations	(52,259)	(84,878)	(116,714)	(171,082)
Interest and other expense (income), net:
Interest expense, net	3,970	69	7,131	266
Other expense (income), net	119	(187)	281	141
Gain on fair value change, net	(6)	(1,904)	(513)	(6,285)

Interest and other expense (income), net	4,083	(2,022)	6,899	(5,878)

Loss before provision for income taxes	(56,342)	(82,856)	(123,613)	(165,204)
Provision for income taxes	18	30	36	54

Net and comprehensive loss	$(56,360)	$(82,886)	$(123,649)	$(165,258)

Net loss per share, basic and diluted	$(14.11)	$(23.21)	$(31.17)	$(46.28)

Weighted-average shares used in calculation of net loss per share, basic and diluted	3,994,813	3,570,886	3,966,316	3,570,711

VIEW, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$30,144	$95,858
Short-term investments	49,824	102,284
Accounts receivable, net of allowances	36,540	42,407
Inventories	17,832	17,373
Prepaid expenses and other current assets	37,892	38,297

Total current assets	172,232	296,219
Property and equipment, net	257,307	262,360
Restricted cash	13,147	16,448
Right-of-use assets	17,070	18,485
Other assets	26,170	25,514

Total assets	$485,926	$619,026

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,345	$21,099
Accrued expenses and other current liabilities	52,250	72,410
Accrued compensation	7,534	9,799
Deferred revenue	6,474	9,199

Total current liabilities	83,603	112,507
Debt, non-current	208,341	218,837
Sponsor earn-out liability	—	506
Lease liabilities	17,757	19,589
Other liabilities	41,356	47,095

Total liabilities	351,057	398,534
Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	2,852,938	2,814,912
Accumulated deficit	(2,718,069)	(2,594,420)

Total stockholders’ equity	134,869	220,492

Total liabilities and stockholders’ equity	$485,926	$619,026

VIEW, INC.

Condensed Consolidated Statements of Cash Flow

(unaudited)

(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(123,649)	$(165,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,015	11,874
Gain on fair value change, net	(513)	(6,285)
Stock-based compensation	21,952	35,609
Non-cash interest expense	9,297	—
Impairment of note receivable	4,000	—
Other	2,893	524
Net changes in operating assets and liabilities	(32,614)	(29,712)

Net cash used in operating activities	(107,619)	(153,248)

Cash flows from investing activities:
Purchases of property and equipment	(7,240)	(12,147)
Purchases of short-term investments	(106,032)	—
Maturities of short-term investments	160,133	—
Disbursement under loan receivable	(3,001)	(1,589)

Net cash provided by (used in) investing activities	43,860	(13,736)

Cash flows from financing activities:
Payment of debt issuance costs	(228)	—
Payment of other debt obligations	—	(735)
Payments of obligations under finance leases	(269)	(264)
Taxes paid related to the net share settlement of equity awards	(1,293)	—

Net cash used in financing activities	(1,790)	(999)

Net decrease in cash, cash equivalents, and restricted cash	(65,549)	(167,983)
Cash, cash equivalents, and restricted cash, beginning of period	114,165	297,543

Cash, cash equivalents, and restricted cash, end of period	$48,616	$129,560

Supplemental disclosure of cash flow information:
Cash paid for interest	$131	$39
Non-cash investing and financing activities:
Payables and accrued liabilities related to purchases of property and equipment	$1,043	$2,674
Common stock issued upon vesting of restricted stock units	$3,371	$49
Common stock issued upon conversion of Convertible Notes	$18,000	$—

VIEW, INC.

Selected Financials and Reconciliation of GAAP Measures to Non-GAAP Measures

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue
GAAP cost of revenue	$41,810	$39,531	$82,023	$80,093
Stock-based compensation	(309)	(345)	(723)	(708)

Non-GAAP cost of revenue	$41,501	$39,186	$81,300	$79,385

Gross loss
Revenue	$28,034	$16,316	$46,382	$33,328
GAAP gross loss	$(13,776)	$(23,215)	$(35,641)	$(46,765)
Stock-based compensation	309	345	723	708

Non-GAAP gross loss	$(13,467)	$(22,870)	$(34,918)	$(46,057)

GAAP gross loss margin	(49)%	(142)%	(77)%	(140)%
Non-GAAP gross loss margin	(48)%	(140)%	(75)%	(138)%

Research and development expense
GAAP research and development expense	$9,714	$20,908	$22,655	$40,603
Stock-based compensation	(1,020)	(1,486)	(2,194)	(1,555)

Non-GAAP research and development expense	$8,694	$19,422	$20,461	$39,048

Selling, general, and administrative expense
GAAP selling, general, and administrative expense	$23,511	$40,755	$48,911	$83,714
Stock-based compensation	(9,431)	(16,310)	(19,035)	(33,346)

Non-GAAP selling, general, and administrative expense	$14,080	$24,445	$29,876	$50,368

Total operating expense
GAAP total operating expense	$38,483	$61,663	$81,073	$124,317
Impairment of note receivable	(4,000)	—	(4,000)	—
Restructuring costs	(1,258)	—	(5,507)	—
Stock-based compensation	(10,760)	(18,141)	(21,952)	(35,609)

Non-GAAP total operating expense	$22,465	$43,522	$49,614	$88,708

VIEW, INC.

Selected Financials and Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss
GAAP net loss	$(56,360)	$(82,886)	$(123,649)	$(165,258)
Impairment of note receivable	4,000	—	4,000	—
Restructuring costs	1,258	—	5,507	—
Stock-based compensation	10,760	18,141	21,952	35,609
Gain on fair value change, net	(6)	(1,904)	(513)	(6,285)

Non-GAAP net loss	$(40,348)	$(66,649)	$(92,703)	$(135,934)

Adjusted EBITDA
GAAP loss from operations	$(52,259)	$(84,878)	$(116,714)	$(171,082)
Impairment of note receivable	4,000	—	4,000	—
Restructuring costs	1,258	—	5,507	—
Stock-based compensation	10,760	18,141	21,952	35,609

Non-GAAP loss from operations	(36,241)	(66,737)	(85,255)	(135,473)
Depreciation and amortization	5,244	5,923	11,015	11,874

Adjusted EBITDA	$(30,997)	$(60,814)	$(74,240)	$(123,599)